UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2004

(Commission File Number) 1-10582

Alliant Techsystems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	41-1672694
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Effective April 1, 2004 (fiscal 2005), Alliant Techsystems Inc. (ATK or registrant) realigned its business operations, forming a new segment, Advanced Propulsion and Space Systems. Following this realignment, and the acquisition of Mission Research Corporation (MRC), ATK has five segments: ATK Thiokol, Ammunition, Precision Systems, Advanced Propulsion and Space Systems, and ATK Mission Research. Item 7 and Item 8 from ATK’s fiscal 2004 Form 10-K are attached to reflect this realignment.

Exhibits

99.1	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Item 8. Financial Statements and Supplementary Data

99.3	Consent of Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Eric S. Rangen
Name:	Eric S. Rangen
Title:	Executive Vice President and Chief Financial Officer

Date:                    June 1, 2004